Exhibit 99.2

The following unaudited pro forma combined financial data should be read in conjunction with “Capitalization,” “Summary Historical and Pro Forma Consolidated Financial Data of Nexstar” and the notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements of each of Nexstar and the Newport Assets and the notes thereto incorporated by reference or included elsewhere in this offering memorandum. The unaudited pro forma combined statements of operations and other financial data give effect to the Transactions as if they had occurred on January 1, 2011. The unaudited pro forma combined balance sheet data gives effect to the Transactions as if they had occurred on June 30, 2012. The unaudited pro forma combined financial data for the twelve-month period ended June 30, 2012 have been derived by (i) adding the historical Nexstar statement of operations data for the year ended December 31, 2011, and the historical Nexstar unaudited statement of operations data for the six months ended June 30, 2012, (ii) subtracting the historical Nexstar unaudited statement of operations data for the six months ended June 30, 2011, (iii) adding the historical Newport statement of operations data for the year ended December 31, 2011, and the historical Newport unaudited statement of operations data for the six months ended June 30, 2012 (including reclassifications to conform to Nexstar’s presentation), (iv) subtracting the historical Newport unaudited statement of operations data for the six months ended June 30, 2011 (including reclassifications to conform to Nexstar’s presentation), and (v) applying pro forma adjustments to the combined statement of operations data to give effect to the Transactions as if they had occurred on January 1, 2011. The unaudited pro forma combined financial data do not purport to represent what our results of operations, balance sheet data or financial information would have been if the Transactions had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma combined financial data are based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.

NEXSTAR BROADCASTING GROUP, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2012

(in thousands)

	Historical		Pro Forma Adjustments				Pro Forma Combined
	Nexstar	Newport Assets	Financing Arrangements		Acquisition of Newport Assets
Assets
Current assets:

Cash and cash equivalents	$12,478	—	307,086	(i) (j) (l)	(288,086)	(a)	31,478
Accounts receivable, net	66,496	17,462	—		(17,462)	(b)	66,496
Current portion of broadcast rights	8,755	2,335	—		—		11,090
Prepaid expenses and other current assets	1,167	616	—		—		1,783

Total current assets	88,896	20,413	307,086		(305,548)		110,847
Property and equipment, net	140,890	44,656	—		8,931	(c)	194,477
Broadcast rights	5,762	1,386	—		—		7,148
Goodwill	112,575	18,421	—		103,838	(d)	234,834
FCC licenses	119,569	73,966	—		(328)	(e) (f)	193,207
FCC licenses of Mission	21,939	—	—		12,446	(f)	34,385
Other intangible assets, net	70,404	2,337	—		22,711	(g)	95,452
Other noncurrent assets, net	6,314	1,219	10,851	(j)	—		18,384

Total assets	$566,349	162,398	317,937		(157,950)		888,734

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of debt	$1,500	—	1,125	(k)	—		2,625
Current portion of broadcast rights payable	7,910	4,899	—		—		12,809
Accounts payable	9,317	1,862	—		(1,862)	(b)	9,317
Accrued expenses	12,545	1,842	—		(1,842)	(b)	12,545
Taxes payable	202	—	—		—		202
Interest payable	9,831	—	(3,820)	(l)	—		6,011
Deferred revenue	2,720	—	—		—		2,720
Other liabilities of Mission	3,524	—	—		—		3,524
Other liabilities	1,131	24	—		—		1,155

Total current liabilities	48,680	8,627	(2,695)		(3,704)		50,908
Debt	607,796	—	323,673	(i)	—		931,469
Broadcast rights payable	5,209	2,067	—		—		7,276
Deferred tax liabilities	42,540	—	—		—		42,540
Deferred revenue	338	—	—		—		338
Deferred gain on sale of assets	1,880	—	—		—		1,880
Deferred representation fee incentive	3,985	—	—		—		3,985
Other liabilities of Mission	18,397	—	—		—		18,397
Other liabilities	8,107	8	—		—		8,115

Total liabilities	736,932	10,702	320,978		(3,704)		1,064,908

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock	—	—	—		—		—
Common stock	289	—	—		—		289
Owners’ equity	—	151,696	—		(151,696)	(b)	—
Additional paid-in capital	407,640	—	—		—		407,640
Accumulated deficit	(578,512)	—	(3,041)	(m)	(2,550)	(h)	(584,103)

Total stockholders’ equity (deficit)	(170,583)	151,696	(3,041)		(154,246)		(176,174)

Total liabilities and stockholders’ equity (deficit)	$566,349	162,398	317,937		(157,950)		888,734

See the accompanying notes to the unaudited pro forma combined financial information.

NEXSTAR BROADCASTING GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(in thousands, except per share amounts)

	Historical						Pro forma Combined
	Nexstar	Newport Assets	Reclassifications		Pro Forma Adjustments
Net revenue	$172,506	$50,921	$—		$—		$223,427
Operating expenses (income):
Direct operating expenses, excluding depreciation and amortization	43,980	16,084	(3,542)	(s)	—		56,522
Selling, general, and administrative expenses, excluding depreciation and amortization	54,261	18,598	—		(220)	(n)	72,639
Amortization of broadcast rights	10,740	—	3,542	(s)	—		14,282
Depreciation and amortization	22,578	3,734	—		821	(o)	27,133
(Gain) loss on asset disposal, net	(21)	373	—		—		352

Total operating expenses	131,538	38,789	—		601		170,928

Income from operations	40,968	12,132	—		(601)		52,499
Interest expense, net	(25,483)	—	—		(7,321)	(p)	(32,804)
Loss on extinguishment of debt	(497)	—	—		497	(q)	—
Equity in losses of nonconsolidated affiliates	—	(197)	—		—		(197)

Income before income taxes	14,988	11,935	—		(7,425)		19,498
Income tax expense	(3,154)	(148)	—		(2,574)	(r)	(5,876)

Net income	$11,834	$11,787	—		$(9,999)		$13,622

Net income per common share:
Basic	$0.41						$0.47
Diluted	$0.39						$0.45
Weighted average number of common shares outstanding:
Basic	28,841						28,841
Diluted	30,490						30,490

See the accompanying notes to the unaudited pro forma combined financial information.

NEXSTAR BROADCASTING GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands, except per share amounts)

	Historical
	Nexstar	Newport Assets	Reclassifications		Pro Forma Adjustments		Pro forma Combined
Net revenue	$306,491	$96,915	$—		$—		$403,406
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	81,657	33,149	(9,129)	(s)	—		105,677
Selling, general, and administrative expenses, excluding depreciation and amortization	105,167	35,324	—		—		140,491
Amortization of broadcast rights	23,389	—	9,129	(s)	—		32,518
Depreciation and amortization	47,824	7,261	—		1,925	(o)	57,010
Loss on asset disposal, net	461	893	—		—		1,354

Total operating expenses	258,498	76,627	—		1,925		337,050

Income from operations	47,993	20,288	—		(1,925)		66,356
Interest expense, net	(53,004)	—	—		(14,339)	(p)	(67,343)
Loss on extinguishment of debt	(1,155)	—	—		458	(q)	(697)
Equity in losses of nonconsolidated affiliates	—	(410)	—		—		(410)

(Loss) income before income taxes	(6,166)	19,878	—		(15,806)		(2,094)
Income tax expense	(5,725)	(295)	—		(5,148)	(r)	(11,168)

Net (loss) income	$(11,891)	$19,583	—		$(20,954)		$(13,262)

Net loss per common share:
Basic and diluted	$(0.42)						$(0.46)
Weighted average number of common shares outstanding:
Basic and diluted	28,626						28,626

See the accompanying notes to the unaudited pro forma combined financial information.

NEXSTAR BROADCASTING GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2012

(in thousands, except per share amounts)

	Historical				Pro Forma Adjustments		Pro forma Combined
	Nexstar	Newport Assets	Reclassifications
Net revenue	$333,547	$99,599	$—		$—		$433,146
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	86,829	33,157	(8,633)	(s)	—		111,353
Selling, general, and administrative expenses, excluding depreciation and amortization	109,461	36,045	—		(220)	(n)	145,286
Amortization of broadcast rights	23,280	—	8,633	(s)	—		31,913
Depreciation and amortization	46,769	7,382	—		1,783	(o)	55,934
Loss on asset disposal, net	338	1,106	—		—		1,444

Total operating expenses	266,677	77,690	—		1,563		345,930

Income from operations	66,870	21,909	—		(1,563)		87,216
Interest expense, net	(51,474)	—	—		(14,285)	(p)	(65,759)
Loss on extinguishment of debt	(497)	—	—		497	(q)	—
Equity in losses of nonconsolidated affiliates	—	(401)	—		—		(401)

Income before income taxes	14,899	21,508	—		(15,351)		21,056
Income tax expense	(6,060)	(295)	—		(5,148)	(r)	(11,503)

Net income	$8,839	$21,213	—		$(20,499)		$9,553

Net income per common share:
Basic	$0.31						$0.33
Diluted	$0.29						$0.31
Weighted average number of common shares outstanding:
Basic	28,820						28,820
Diluted	30,448						30,448

See the accompanying notes to the unaudited pro forma combined financial information.

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma combined financial statements and explanatory notes give effect to the repurchase of the 2014 Notes and the 2014 PIK Notes, the refinance of Nexstar’s and Mission’s Existing Credit Facilities, the acquisition of the Newport Assets by Nexstar and Mission, for which Nexstar will provide certain services under local service agreements with Mission, and the related acquisition financing of such acquisitions. As discussed in the Nexstar consolidated financial statements contained in this offering memorandum, Mission is included in Nexstar’s financial statements because Nexstar is deemed under GAAP to have a controlling financial interest in Mission as a variable interest entity for financial reporting purposes. The unaudited pro forma combined balance sheet is presented as if the Transactions had occurred as of June 30, 2012. The unaudited pro forma combined statements of operations are presented as if the Transactions had occurred on January 1, 2011.

The acquisitions will be accounted for as business combinations. Accordingly, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill. The preparation of pro forma combined financial statements requires management to make estimates and assumptions that affect the amounts reported in such financial statements and the notes thereto. Estimates were applied herein to determine the applicable interest rate on the notes offered hereby and the revolving borrowings under our senior secured credit facility, the valuation of goodwill, intangible assets and property, plant, and equipment, amortization of intangible assets, depreciation of tangible fixed assets, costs to be incurred related to the Transactions and the income tax effects of the pro forma adjustments. The purchase price allocation as of the ultimate acquisition date and the resulting effect on income from operations will differ from the amounts included herein.

The unaudited pro forma combined financial statements are based on the historical financial statements of Nexstar and the Newport Assets after giving effect to the Transactions, as well as the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the Acquisition was consummated as of January 1, 2011. This information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements and the historical consolidated financial statements and accompanying notes of Nexstar and the Newport Assets included herein.

Note 2—Purchase Price Allocation

The following table summarizes, as of June 30, 2012, the provisional allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed in the acquisitions, after giving effect to the Transactions (in thousands):

Broadcast rights	$3,721
Property and equipment	53,587
FCC licenses	86,084
Other intangible assets	25,048
Other assets	1,835
Goodwill	122,259
Broadcast rights payable	(6,966)
Other liabilities	(32)

Net assets acquired	$285,536

The amount allocated to other intangible assets primarily represents the estimated fair values of network affiliation agreements, which will be amortized over 15 years.

The provisional purchase price allocation presented above is based upon all information available to us at the present time, and is based upon management’s preliminary estimates of the fair values using valuation techniques including income, cost and market approaches. The purchase price allocation is provisional pending our final determination of the fair values of the assets and liabilities, which we expect will occur within twelve months following the acquisition. Upon the completion of the final purchase price allocation, any reallocation of fair values to the assets acquired and liabilities assumed in the Transactions could have a material impact on our depreciation and amortization expenses and future results of operations. A change in the recognized fair value of definite-lived intangible assets of $1.0 million would result in an approximate change in annual amortization expense of $0.1 million.

Goodwill of $122.3 million is attributable to future expense reductions utilizing management’s leverage in programming and other station operating costs. We anticipate that the goodwill and FCC licenses will be deductible for tax purposes.

Note 3—Pro Forma Adjustments

The unaudited pro forma combined financial statements reflecting the Transactions include adjustments attributed to the repayment of the 2014 Notes of $3.9 million and the 2014 PIK Notes of $112.6 million, the refinancing of the Existing Credit Facilities, the Acquisition, the issuance of the notes offered hereby, the entry into the New Senior Secured Credit Facilities and related fees and expenses. The expected borrowings to finance the acquisitions and repayment of existing loans include $200.0 million gross proceeds of the notes offered hereby, $65.2 million of assumed revolving borrowings (assuming borrowings as of June 30, 2012) and $350.0 million of term loans under a new senior secured credit facility. The unaudited pro forma combined financial statements reflect the purchase of certain assets and the assumption of certain liabilities of the Newport Assets. The acquisitions include programming assets and obligations, FCC broadcast licenses, and property, plant, and equipment. The acquisitions exclude cash and cash equivalents, working capital items such as accounts receivable, accounts payable and accrued liabilities, assets and obligations related to the Newport Assets’ corporate operations and overhead, and obligations under the Newport Assets’ outstanding debt. Accordingly, the unaudited pro forma combined financial statements include adjustments to reverse the assets and liabilities of the Newport Assets that are not being acquired by us or Mission pursuant to the asset purchase agreements.

The unaudited pro forma combined statements of operations do not include any costs that may result from acquisition and integration activities. The unaudited pro forma combined statements of operations do not include any adjustments to eliminate operating expenses associated with the Newport Assets’ corporate offices and related overhead, nor do they adjust for expected future incremental operating income as a result of synergies we expect to realize.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments in the unaudited pro forma combined balance sheet related to the Transactions and the related acquisition financing as of June 30, 2012 are as follows:

(a)	Represents the purchase price of $285.5 million per the Asset Purchase Agreements and an approximation of the acquisition related transaction costs of $2.6 million.

(b)	Certain assets and liabilities of the Newport Assets were not acquired or assumed in the Asset Purchase Agreements.

(c)	Represents the estimated fair values of the acquired property and equipment, less the values previously recorded in the historical financial statements of the Newport Assets.

(d)	Represents the difference between the purchase price and the fair value of the acquired net assets, less the goodwill previously recorded in the historical financial statements of the Newport Assets.

(e)	Represents the estimated fair values of the acquired FCC licenses by Nexstar, less the values previously recorded in the historical financial statements of the Newport Assets.

(f)	Represents the estimated fair values of the FCC licenses acquired by Mission, less the values previously recorded in the historical financial statements of the Newport Assets. The historical values of the Newport Assets were all recorded in the line discussed in note (e) above.

(g)	Represents the estimated fair values primarily of the network affiliation agreements of the acquired stations, less the values previously recorded in the historical financial statements of the Newport Assets.

(h)	Represents the estimated acquisition costs, primarily relating to legal and other professional fees.

(i)	Represents the proceeds of $200.0 million of senior unsecured notes, $350.0 million of term loans, and $65.2 million of revolving loans, less the repayment of the principal outstanding under the 2014 Notes, the 2014 PIK Notes and the Existing Credit Facilities.

(j)	Represents the deferral of the costs incurred related to the financing of $13.5 million, primarily for lender fees and legal and professional fees, less the write-off of the balance of the historical deferred costs related to the Existing Credit Facilities, the 2014 Notes and the 2014 PIK Notes.

(k)	Represents the incremental current liability related to the term loans.

(l)	Represents the payment of outstanding interest due on the Existing Credit Facilities, the 2014 Notes and the 2014 PIK Notes.

(m)	Represents the write-off of the deferred financing costs and remaining discounts related to the Existing Credit Facilities, the 2014 Notes and the 2014 PIK Notes.

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments in the unaudited pro forma combined statement of operations related to the Transactions, including the related acquisition financing as of January 1, 2011 are as follows:

(n)	Represents acquisition related costs attributable to the Transactions recognized by Nexstar in the six months ended June 30, 2012.

(o)	Represents the amortization of acquired intangible assets of $1.4 million and depreciation of property and equipment acquired of $0.4 million, less the depreciation and amortization previously recognized in the historical financial statements of the Newport Assets.

(p)

Represents the additional interest expense from the new financing agreements and amortization of new deferred financing costs less interest and deferred financing costs on the existing 2014 Notes, 2014 PIK Notes and Senior Credit Facilities. The impact of a  1/8% increase or decrease in LIBOR would result in a minimal change in the annual interest expense presented.

(q)	Represents loss on extinguishment recognized by Nexstar related to the 2014 Notes and 2014 PIK Notes due to various redemptions and repurchases during the periods presented.

(r)	Represents the tax impact of the taxable amortization of goodwill and FCC licenses, less the income taxes recognized in the historical financial statements of the Newport Assets. Nexstar’s provision for income taxes is primarily comprised of deferred income taxes resulting from the amortization of goodwill and FCC licenses for income tax purposes which are not amortized for financial reporting purposes. No benefit has been recognized for taxable losses as the utilization of such losses is not more likely than not to be realized in the foreseeable future.

(s)	The historical financial statements of the Newport Assets included the amortization of cash and barter broadcast rights in direct operating expense. These amounts were reclassified to conform to the presentation of Nexstar’s financial statements.